Exhibit 99.1

Howmet Aerospace Reports Third Quarter 2023 Results

Third Quarter Revenue Up 16% Year Over Year; Strong Profit and Cash Generation

$200 Million Debt Redemption, $25 Million Share Repurchases, Increased Common Stock Dividend

Full Year 2023 Guidance Increased

2024 Preliminary Revenue Growth Guidance Approximately 7%

PITTSBURGH--(BUSINESS WIRE)--November 2, 2023--Howmet Aerospace (NYSE:HWM):

Third Quarter 2023 Highlights

  Revenue of $1.66 billion, up 16% year over year, driven by commercial aerospace, up 23% year over year
  Net income of $188 million versus $80 million in the third quarter 2022; earnings per share of $0.45 versus $0.19 in the third quarter 2022; third quarter 2023 operating income margin of 18.5%
  Net income excluding special items of $192 million versus $152 million in the third quarter 2022; adjusted earnings per share excluding special items of $0.46, up 28% year over year
  Adjusted EBITDA excluding special items of $382 million, up 18% year over year
  Adjusted EBITDA margin excluding special items of 23.0%
  Generated $191 million cash from operations and $132 million of free cash flow; $243 million of cash used for financing activities; and $58 million of cash used for investing activities
  Cash balance at end of quarter of $425 million including impacts of debt redemption, common stock repurchases and $0.04 per share dividend on common stock

2023 Guidance

	Q4 2023 Guidance			FY 2023 Guidance
	Low	Baseline	High	Low	Baseline	High
Revenue	$1.620B	$1.635B	$1.650B	$6.530B	$6.545B	$6.560B
Adj. EBITDA*1	$370M	$375M	$380M	$1.480B	$1.485B	$1.490B
Adj. EBITDA Margin*1	22.8%	22.9%	23.0%	22.7%	22.7%	22.7%
Adj. Earnings per Share*1	$0.44	$0.45	$0.46	$1.76	$1.77	$1.78
Free Cash Flow[1]				$600M	$635M	$670M
________________________
* Excluding special items

[1] Reconciliations of the forward-looking non-GAAP measures to the most directly comparable GAAP measures, as well as the directly comparable GAAP measures, are not available without unreasonable efforts due to the variability and complexity of the charges and other components excluded from the non-GAAP measures – for further detail, see “2023 Guidance” below.

Key Announcements

  On September 28, 2023, Howmet Aerospace completed an early partial redemption of its 5.125% Notes due October 2024 (the “2024 Notes”) in the aggregate principal amount of $200 million with cash on hand for approximately $205 million. Following this redemption, the aggregate outstanding principal amount of the 2024 Notes is approximately $705 million. This action will reduce annualized interest expense by approximately $10 million.
  In the third quarter 2023, the Company repurchased $25 million of common stock at an average price of $49.32 per share, retiring approximately 0.5 million shares. As of October 31, 2023, total share repurchase authorization available was $797 million.
  On September 28, 2023, the Company declared a quarterly dividend of $0.05 per share on its common stock. The quarterly dividend represents a 25% increase from the third quarter 2023 dividend of $0.04 per share.
  On August 23, 2023, Fitch Ratings upgraded Howmet Aerospace’s Long-Term Issuer Default Rating to “BBB” from “BBB-,” moving the Company from one to two notches above investment grade on its credit rating scale. On September 18, 2023, Moody’s Investors Service affirmed Howmet Aerospace’s Corporate Family Ratings at Ba1, and also upgraded its current outlook from stable to positive.

Howmet Aerospace (NYSE: HWM) today reported third quarter 2023 results. The Company reported third quarter revenues of $1.66 billion, up 16% year over year, primarily driven by growth in the commercial aerospace market of 23%.

Howmet Aerospace reported net income of $188 million, or $0.45 per share, in the third quarter 2023 versus $80 million, or $0.19 per share, in the third quarter 2022. Net income excluding special items was $192 million, or $0.46 per share, in the third quarter 2023, versus $152 million, or $0.36 per share, in the third quarter 2022. Net income included approximately $4 million in net charges from special items.

Third quarter 2023 operating income was $307 million, up 35% year over year. Third quarter adjusted operating income excluding special items was $314 million, up 22% year over year. Operating income margin was up approximately 260 basis points year over year at 18.5% in the third quarter 2023. Third quarter adjusted operating income margin excluding special items was 18.9%, up approximately 90 basis points year over year.

Third quarter 2023 adjusted EBITDA excluding special items was $382 million, up 18% year over year. The year-over-year increase was driven by volume growth in the commercial aerospace market. Adjusted EBITDA margin excluding special items was up approximately 50 basis points year over year at 23.0%, including approximately $15 million of additional inflationary cost pass through year over year. Excluding the additional year over year inflationary cost pass through, adjusted EBITDA margin excluding special items was 23.3%.

Howmet Aerospace Executive Chairman and Chief Executive Officer John Plant said, “The Howmet Aerospace team delivered solid results in the third quarter 2023 in all respects. Total revenue increased 16% year over year, led by commercial aerospace revenue up 23%. The Company exceeded the high end of all aspects of its guidance range with adjusted EBITDA margin* increasing to a healthy 23.0%, and adjusted earnings per share* up 28% year over year.”

Mr. Plant continued, “The outlook for the commercial aerospace market continues to be robust, supported by demand for new, more fuel-efficient aircraft, as well as increased spares demand. Our defense aerospace and industrial markets also continue to be healthy. Commercial transportation markets have been resilient, but we remain cautious given softening leading indicators. Given the Company’s solid execution and healthy market backdrop, we are again raising our full year 2023 guidance for revenue, adjusted EBITDA*, and adjusted earnings per share*. We expect above-trend growth to continue in full year 2024, with a cautious view on commercial aerospace growth until we see sustained achievement of build rate increases at aircraft OEMs. Our preliminary view envisions year over year revenue growth of approximately 7%.”

“Howmet Aerospace’s balance sheet continues to be a source of strength, with healthy cash flows supporting a $200 million bond redemption and $25 million in common stock repurchases in the third quarter 2023. In the first three quarters of 2023, the Company has reduced gross debt by approximately $376 million, generating $19 million of annualized interest expense savings, and repurchased $150 million of common stock.”

________________________
* Excluding special items

Third Quarter 2023 Segment Performance

Engine Products

Engine Products reported revenue of $798 million, an increase of 17% year over year, due to growth in the commercial aerospace, defense aerospace, oil and gas, and industrial gas turbine markets. Segment revenue declined 3% sequentially from the second quarter 2023, reflecting expected seasonality. Adjusted EBITDA was $219 million, up 18% year over year, driven by favorable volume in the commercial aerospace, defense aerospace, oil and gas, and industrial gas turbine markets. The Segment absorbed approximately 500 net headcount in the quarter and approximately 850 net headcount year to date in support of expected revenue increases. Segment Adjusted EBITDA margin increased approximately 20 basis points year over year to 27.4%.

Fastening Systems

Fastening Systems reported revenue of $348 million, an increase of 20% year over year due to growth in the commercial aerospace market, including emerging wide body recovery, and growth in the commercial transportation market. Segment Adjusted EBITDA was $76 million, up 19% year over year, driven by favorable volume in the commercial aerospace and commercial transportation markets. Segment Adjusted EBITDA margin decreased approximately 20 basis points year over year to 21.8%. Segment EBITDA margin increased approximately 230 basis points sequentially from the second quarter 2023.

Engineered Structures

Engineered Structures reported revenue of $227 million, an increase of 18% year over year due to growth in the commercial aerospace market driven by Russian titanium share gains and emerging wide body recovery, partially offset by declines in the defense aerospace market driven by certain legacy fighter programs. Segment Adjusted EBITDA was $30 million, up 7% year over year, driven by favorable volume in the commercial aerospace market, partially offset by unfavorable volume in the defense aerospace market. The Segment absorbed approximately 145 net headcount in the quarter and approximately 195 net headcount year to date in support of expected revenue increases. Segment Adjusted EBITDA margin decreased approximately 130 basis points year over year to 13.2%. The Segment improved production rates in the third quarter 2023 and increased sequential revenue by 14% and Segment Adjusted EBITDA margin by 320 basis points versus the second quarter 2023.

Forged Wheels

Forged Wheels reported revenue of $285 million, an increase of 7% year over year due to a 13% increase in volume driven by growth in the commercial transportation market, partially offset by lower aluminum prices. Segment Adjusted EBITDA was $77 million, up 20% year over year, driven by favorable volume. Segment Adjusted EBITDA margin increased approximately 290 basis points year over year to 27.0% as the impact of lower aluminum prices was partially offset by inflationary cost pass through.

Redeemed $200 Million of Debt in Third Quarter 2023

On September 28, 2023, Howmet Aerospace completed an early partial redemption of its 5.125% Notes due October 2024 in the aggregate principal amount of $200 million. Such 2024 Notes were redeemed with cash on hand at an aggregate redemption price of approximately $205 million, including accrued interest of approximately $5 million. Following this redemption, the aggregate outstanding principal amount of the 2024 Notes is approximately $705 million. This action will reduce annualized interest expense by approximately $10 million. In the first quarter 2023, the Company redeemed $150 million and additionally repurchased approximately $26 million of the aggregate principal amount of the 2024 Notes. These three combined actions reduce annualized interest expense by approximately $19 million. All of the Company’s outstanding debt is unsecured and at fixed interest rates.

Repurchased $25 Million of Common Stock in Third Quarter 2023

In the third quarter 2023, Howmet Aerospace repurchased $25 million of common stock at an average price of $49.32 per share, retiring approximately 0.5 million shares, which represents the 10th consecutive quarter of share repurchase activity. Year to date, the Company repurchased $150 million of common stock at an average price of $45.05 per share, retiring approximately 3.3 million shares. As of October 31, 2023, total share repurchase authorization available was $797 million.

Quarterly Common Stock Dividend Increased to $0.05 Per Share in Fourth Quarter 2023

On September 28, 2023, the Company declared a quarterly dividend of $0.05 per share on its common stock to be paid on November 27, 2023, to the holders of record on November 10, 2023. The quarterly dividend represents a 25% increase from the third quarter 2023 dividend of $0.04 per share.

Fitch Rating Upgrade; Moody’s Outlook Upgrade

On August 23, 2023, Fitch Ratings upgraded Howmet Aerospace’s Long-Term Issuer Default Rating to “BBB” from “BBB-,” moving the Company from one to two notches above investment grade on its credit rating scale. On September 18, 2023, Moody’s Investors Service affirmed Howmet Aerospace’s Corporate Family Ratings at Ba1, and also upgraded the Company’s current outlook from stable to positive. Earlier in the year, on April 25, 2023, S&P affirmed Howmet’s long-term debt rating at BB+ and upgraded the current outlook from stable to positive.

2023 Guidance

	Q4 2023 Guidance			FY 2023 Guidance
	Low	Baseline	High	Low	Baseline	High
Revenue	$1.620B	$1.635B	$1.650B	$6.530B	$6.545B	$6.560B
Adj. EBITDA*1	$370M	$375M	$380M	$1.480B	$1.485B	$1.490B
Adj. EBITDA Margin*1	22.8%	22.9%	23.0%	22.7%	22.7%	22.7%
Adj. Earnings per Share*1	$0.44	$0.45	$0.46	$1.76	$1.77	$1.78
Free Cash Flow[1]				$600M	$635M	$670M
* Excluding Special Items

[1] Reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures, as well as the directly comparable GAAP measures, are not available without unreasonable efforts due to the variability and complexity of the charges and other components excluded from the non-GAAP measures, such as the effects of foreign currency movements, gains or losses on sales of assets, taxes, and any future restructuring or impairment charges. In addition, there is inherent variability already included in the GAAP measures, including, but not limited to, price/mix and volume. Howmet Aerospace believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

Howmet Aerospace will hold its quarterly conference call at 9:30 AM Eastern Time on Thursday, November 2, 2023. The call will be webcast via www.howmet.com. The press release and presentation materials will be available at approximately 7:00 AM ET on November 2, via the “Investors” section of the Howmet Aerospace website.

About Howmet Aerospace

Howmet Aerospace Inc., headquartered in Pittsburgh, Pennsylvania, is a leading global provider of advanced engineered solutions for the aerospace and transportation industries. The Company’s primary businesses focus on jet engine components, aerospace fastening systems, and airframe structural components necessary for mission-critical performance and efficiency in aerospace and defense applications, as well as forged aluminum wheels for commercial transportation. With nearly 1,150 granted and pending patents, the Company’s differentiated technologies enable lighter, more fuel-efficient aircraft and commercial trucks to operate with a lower carbon footprint. For more information, visit www.howmet.com.

Dissemination of Company Information

Howmet Aerospace intends to make future announcements regarding Company developments and financial performance through its website at www.howmet.com.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as "anticipates," "believes," "could," “envisions,” "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Howmet Aerospace’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements, forecasts and outlook relating to the condition of end markets; future financial results or operating performance; future strategic actions; Howmet Aerospace's strategies, outlook, and business and financial prospects; and any future dividends and repurchases of its debt or equity securities. These statements reflect beliefs and assumptions that are based on Howmet Aerospace’s perception of historical trends, current conditions and expected future developments, as well as other factors Howmet Aerospace believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Howmet Aerospace; (c) the impact of potential cyber attacks and information technology or data security breaches; (d) the loss of significant customers or adverse changes in customers’ business or financial conditions; (e) manufacturing difficulties or other issues that impact product performance, quality or safety; (f) inability of suppliers to meet obligations due to supply chain disruptions or otherwise; (g) failure to attract and retain a qualified workforce and key personnel; (h) uncertainty of the residual impact of the COVID-19 pandemic on Howmet Aerospace’s business, results of operations, and financial condition; (i) the inability to achieve revenue growth, cash generation, restructuring plans, cost reductions, improvement in profitability, or strengthening of competitiveness and operations anticipated or targeted; (j) inability to meet increased demand, production targets or commitments; (k) competition from new product offerings, disruptive technologies or other developments; (l) geopolitical, economic, and regulatory risks relating to Howmet Aerospace’s global operations, including geopolitical and diplomatic tensions, instabilities, conflicts and wars, as well as compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (m) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation, which can expose Howmet Aerospace to substantial costs and liabilities; (n) failure to comply with government contracting regulations; (o) adverse changes in discount rates or investment returns on pension assets; and (p) the other risk factors summarized in Howmet Aerospace’s Form 10-K for the year ended December 31, 2021 and other reports filed with the U.S. Securities and Exchange Commission. Market projections are subject to the risks discussed above and other risks in the market. The statements in this release are made as of the date of this release, even if subsequently made available by Howmet Aerospace on its website or otherwise. Howmet Aerospace disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Non-GAAP Financial Measures

Some of the information included in this release is derived from Howmet Aerospace’s consolidated financial information but is not presented in Howmet Aerospace’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release.

Howmet Aerospace Inc. and subsidiaries
Statement of Consolidated Operations (unaudited)
(in U.S. dollar millions, except per-share and share amounts)

	Quarter ended
	September 30, 2023	June 30, 2023	September 30, 2022
Sales	$1,658	$1,648	$1,433

Cost of goods sold (exclusive of expenses below)	1,183	1,196	1,056
Selling, general administrative, and other expenses	87	88	73
Research and development expenses	9	9	7
Provision for depreciation and amortization	68	67	65
Restructuring and other charges(1)	4	3	4
Operating income	307	285	228

Loss on debt redemption	—	—	—
Interest expense, net	54	55	57
Other expense (income), net(2)	11	(13)	67

Income before income taxes	242	243	104
Provision for income taxes	54	50	24
Net income	$188	$193	$80

Amounts Attributable to Howmet Aerospace Common Shareholders:
Earnings per share - basic(3)(4):
Net income per share	$0.45	$0.47	$0.19
Average number of shares(4)(5)	412,072,828	413,240,220	414,646,509

Earnings per share - diluted(3)(4):
Net income per share	$0.45	$0.46	$0.19
Average number of shares(5)	414,574,848	417,005,522	419,748,839

Common stock outstanding at the end of the period	411,742,755	412,169,561	413,704,596
(1)

Restructuring and other charges for the quarter ended September 30, 2023 included pension settlement charges, layoff costs, and other exit costs. Restructuring and other charges for the quarter ended June 30, 2023 included pension settlement charges. Restructuring and other charges for the quarter ended September 30, 2022 included pension settlement charges, other exit costs, and accelerated depreciation.

(2)

Other expense (income), net for the quarter ended June 30, 2023 included the reversal of $25, net of legal fees of $1, of the $65 pre-tax charge taken in the third quarter of 2022 related to the Lehman Brothers International (Europe) (“LBIE”) legal proceeding.

(3)	In order to calculate both basic and diluted earnings per share, preferred stock dividends declared of $1 for the quarters presented need to be subtracted from Net income.
(4)

For the quarters presented, the difference between the diluted average number of shares and the basic average number of shares related to share equivalents associated with outstanding awards and employee stock options.

(5)

As average shares outstanding are used in the calculation of both basic and diluted earnings per share, the full impact of share repurchases is not realized in EPS in the year of repurchase for the periods presented.

Howmet Aerospace Inc. and subsidiaries
Consolidated Balance Sheet (unaudited)
(in U.S. dollar millions)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$424	$791
Receivables from customers, less allowances of $1 in both 2023 and 2022	714	506
Other receivables	13	31
Inventories	1,748	1,609
Prepaid expenses and other current assets	212	206
Total current assets	3,111	3,143
Properties, plants, and equipment, net	2,296	2,332
Goodwill	4,007	4,013
Deferred income taxes	45	54
Intangibles, net	507	521
Other noncurrent assets	200	192
Total assets	$10,166	$10,255

Liabilities
Current liabilities:
Accounts payable, trade	$894	$962
Accrued compensation and retirement costs	240	195
Taxes, including income taxes	73	48
Accrued interest payable	58	75
Other current liabilities	189	202
Total current liabilities	1,454	1,482
Long-term debt, less amount due within one year	3,794	4,162
Accrued pension benefits	618	633
Accrued other postretirement benefits	98	109
Other noncurrent liabilities and deferred credits	330	268
Total liabilities	6,294	6,654

Equity
Howmet Aerospace shareholders’ equity:
Preferred stock	55	55
Common stock	412	412
Additional capital	3,770	3,947
Retained earnings	1,485	1,028
Accumulated other comprehensive loss	(1,850)	(1,841)
Total equity	3,872	3,601
Total liabilities and equity	$10,166	$10,255

Howmet Aerospace and subsidiaries
Statement of Consolidated Cash Flows (unaudited)
(in U.S. dollar millions)

	Nine months ended September 30,
	2023	2022
Operating activities
Net income	$529	$358
Adjustments to reconcile net income to cash provided from operations:
Depreciation and amortization	204	198
Deferred income taxes	92	58
Restructuring and other charges	8	12
Net realized and unrealized losses	17	12
Net periodic pension cost	28	17
Stock-based compensation	39	43
Loss on debt redemption	1	2
Other	2	26
Changes in assets and liabilities, excluding effects of acquisitions, divestitures, and foreign currency translation adjustments:
Increase in receivables	(211)	(246)
Increase in inventories	(148)	(271)
(Increase) decrease in prepaid expenses and other current assets	(12)	5
(Decrease) increase in accounts payable, trade	(57)	130
(Decrease) increase in accrued expenses	(18)	18
Increase (decrease) in taxes, including income taxes	17	(1)
Pension contributions	(19)	(34)
Increase in noncurrent assets	(2)	(5)
Decrease in noncurrent liabilities	(27)	(44)
Cash provided from operations	443	278
Financing Activities
Net change in short-term borrowings	—	(4)
Repurchases and payments on debt	(376)	(60)
Premiums paid on early redemption of debt	(1)	(2)
Repurchases of common stock	(150)	(335)
Proceeds from exercise of employee stock options	10	14
Dividends paid to shareholders	(52)	(27)
Taxes paid for net share settlement of equity awards	(77)	(23)
Cash used for financing activities	(646)	(437)
Investing Activities
Capital expenditures	(164)	(148)
Proceeds from the sale of assets and businesses	1	42
Cash used for investing activities	(163)	(106)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	(3)
Net change in cash, cash equivalents and restricted cash	(367)	(268)
Cash, cash equivalents and restricted cash at beginning of period	792	722
Cash, cash equivalents and restricted cash at end of period	$425	$454

Howmet Aerospace Inc. and subsidiaries
Segment Information (unaudited)
(in U.S. dollar millions)

	1Q22	2Q22	3Q22	4Q22	2022	1Q23	2Q23	3Q23
Engine Products
Third-party sales	$631	$652	$683	$732	$2,698	$795	$821	$798
Inter-segment sales	$1	$1	$1	$1	$4	$2	$5	$5
Provision for depreciation and amortization	$31	$31	$31	$32	$125	$32	$32	$33
Segment Adjusted EBITDA	$173	$179	$186	$191	$729	$212	$223	$219
Segment Adjusted EBITDA Margin	27.4%	27.5%	27.2%	26.1%	27.0%	26.7%	27.2%	27.4%
Restructuring and other charges (credits)	$3	$4	$2	$20	$29	$—	$(1)	$—
Capital expenditures	$27	$24	$23	$20	$94	$33	$21	$30

Fastening Systems
Third-party sales	$264	$277	$291	$285	$1,117	$312	$329	$348
Provision for depreciation and amortization	$12	$11	$11	$11	$45	$11	$12	$12
Segment Adjusted EBITDA	$56	$56	$64	$58	$234	$58	$64	$76
Segment Adjusted EBITDA Margin	21.2%	20.2%	22.0%	20.4%	20.9%	18.6%	19.5%	21.8%
Restructuring and other (credits) charges	$(3)	$—	$—	$11	$8	$—	$—	$1
Capital expenditures	$15	$8	$7	$9	$39	$9	$5	$9

Engineered Structures
Third-party sales	$182	$185	$193	$230	$790	$207	$200	$227
Inter-segment sales	$1	$1	$3	$1	$6	$—	$1	$—
Provision for depreciation and amortization	$12	$12	$12	$12	$48	$12	$12	$12
Segment Adjusted EBITDA	$23	$26	$28	$34	$111	$30	$20	$30
Segment Adjusted EBITDA Margin	12.6%	14.1%	14.5%	14.8%	14.1%	14.5%	10.0%	13.2%
Restructuring and other charges	$2	$1	$1	$3	$7	$1	$5	$1
Capital expenditures	$7	$2	$3	$5	$17	$10	$5	$6

Forged Wheels
Third-party sales	$247	$279	$266	$266	$1,058	$289	$298	$285
Provision for depreciation and amortization	$10	$10	$10	$10	$40	$9	$10	$10
Segment Adjusted EBITDA	$67	$75	$64	$72	$278	$79	$81	$77
Segment Adjusted EBITDA Margin	27.1%	26.9%	24.1%	27.1%	26.3%	27.3%	27.2%	27.0%
Restructuring and other charges	$—	$—	$—	$2	$2	$—	$—	$—
Capital expenditures	$9	$5	$6	$8	$28	$9	$7	$9

Differences between the total segment and consolidated totals are in Corporate.

Howmet Aerospace Inc. and subsidiaries
Calculation of Financial Measures (unaudited)
(in U.S. dollar millions)

Reconciliation of Total Segment Adjusted EBITDA to Consolidated Income Before Income Taxes
	1Q22	2Q22	3Q22	4Q22	2022	1Q23	2Q23	3Q23
Income before income taxes	$171	$183	$104	$148	$606	$220	$243	$242
Loss on debt redemption	—	2	—	—	2	1	—	—
Interest expense, net	58	57	57	57	229	57	55	54
Other expense (income), net	1	(1)	67	15	82	7	(13)	11
Operating income	$230	$241	$228	$220	$919	$285	$285	$307
Segment provision for depreciation and amortization	65	64	64	65	258	64	66	67
Unallocated amounts:
Restructuring and other charges	2	6	4	44	56	1	3	4
Corporate expense(1)	22	25	46	26	119	29	34	24
Total Segment Adjusted EBITDA	$319	$336	$342	$355	$1,352	$379	$388	$402

Total Segment Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Total Segment Adjusted EBITDA provides additional information with respect to the Company's operating performance and the Company’s ability to meet its financial obligations. The Total Segment Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies. Howmet’s definition of Total Segment Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Special items, including Restructuring and other charges, are excluded from net margin and Segment Adjusted EBITDA. Differences between the total segment and consolidated totals are in Corporate.

(1)

For the quarter ended March 31, 2022, Corporate expense included $5 of costs related to fires at two plants and ($3) of reimbursement related to legal and advisory charges. For the quarter ended June 30, 2022, Corporate expense included $2 of costs related to fires at two plants and $1 of costs associated with closures, shutdowns, and other items. For the quarter ended September 30, 2022, Corporate expense included $25 of costs related to fires at three plants and $1 of costs associated with closures, shutdowns, and other items. In the third quarter of 2022, the Company’s cast house in Barberton, Ohio, which produces aluminum ingot used in the production of wheels for the North American commercial transportation market, experienced a mechanical failure resulting in substantial heat and fire-related damage to equipment. For the quarter ended December 31, 2022, Corporate expense included $4 of costs related to fires at three plants, net of reimbursement, and $1 of costs associated with closures, shutdowns, and other items. For the quarter ended March 31, 2023, Corporate expense included $4 of costs related to fires at two plants and $1 of costs associated with closures, shutdowns, and other items. For the quarter ended June 30, 2023, Corporate expense included $9 of costs associated with closures, supply chain disruptions, and other items, $7 of costs related to a collective bargaining agreement negotiation, and ($4) of net reimbursements related to fires at two plants. For the quarter ended September 30, 2023, Corporate expense included $1 of costs associated with closures, supply chain disruptions, and other items, $1 of costs related to a collective bargaining agreement negotiation, and $1 of costs associated with fires at two plants.

Howmet Aerospace Inc. and subsidiaries
Calculation of Financial Measures (unaudited), continued
(in U.S. dollars millions)

Reconciliation of Free cash flow	Quarter ended			Nine months ended
	March 31, 2023	June 30, 2023	September 30, 2023	September 30, 2023
Cash provided from operations	$23	$229	$191	$443
Capital expenditures	(64)	(41)	(59)	(164)
Free cash flow	$(41)	$188	$132	$279

The Accounts Receivable Securitization program remains unchanged at $250 outstanding.

Free cash flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures (due to the fact that these expenditures are considered necessary to maintain and expand the Company's asset base and are expected to generate future cash flows from operations). It is important to note that Free cash flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Howmet Aerospace Inc. and subsidiaries
Calculation of Financial Measures (unaudited), continued
(in U.S. dollar millions, except per-share and share amounts)

Reconciliation of Net income excluding Special items	Quarter ended			Nine months ended
	September 30, 2022	June 30, 2023	September 30, 2023	September 30, 2022	September 30, 2023
Net income	$80	$193	$188	$358	$529

Diluted earnings per share (EPS)	$0.19	$0.46	$0.45	$0.84	$1.27

Special items:
Restructuring and other charges	4	3	4	12	8
Loss on debt redemption and related costs	—	—	—	2	1
Plant fire costs (reimbursements), net	25	(4)	1	32	1
Collective bargaining agreement negotiation	—	7	1	—	8
Judgment (settlement) from legal proceeding(1)	65	(24)	—	65	(24)
Legal and other advisory reimbursements	—	—	—	(3)	—
Costs associated with closures, supply chain disruptions, and other items(2)	1	9	1	2	11
Subtotal: Pre-tax special items	95	(9)	7	110	5
Tax impact of Pre-tax special items(3)	(21)	2	(1)	(24)	—
Subtotal	74	(7)	6	86	5

Discrete and other tax special items(4)	(2)	(5)	(2)	(11)	14
Total: After-tax special items	72	(12)	4	75	19

Net income excluding Special items	$152	$181	$192	$433	$548

Diluted EPS excluding Special items	$0.36	$0.44	$0.46	$1.02	$1.32

Average number of diluted shares	419,748,839	417,005,522	414,574,848	422,202,809	416,579,643

Net income excluding Special items and Diluted EPS excluding Special items are non-GAAP financial measures. Management believes that these measures are meaningful to investors because management reviews the operating results of the Company excluding the impacts of Restructuring and other charges, Discrete tax items, and Other special items (collectively, “Special items”). There can be no assurances that additional Special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Net income determined under GAAP as well as Net income excluding Special items and Diluted EPS excluding Special items.

(1)

Judgment (settlement) from legal proceeding for the quarter ended June 30, 2023 and nine months ended September 30, 2023 related to the reversal in the second quarter of 2023 of $25, net of legal fees of $1, of the $65 pre-tax charge taken in the third quarter of 2022 related to the LBIE legal proceeding.

(2)

For the quarter ended June 30, 2023 and nine months ended September 30, 2023, Costs associated with closures, supply chain disruptions, and other items included costs for a site closure and inventory disposal, an impact from supply disruptions, and remediation and separation expenses.

(3)

The Tax impact of Pre-tax special items is based on the applicable statutory rates whereby the difference between such rates and the Company’s consolidated estimated annual effective tax rate is itself a Special item.

(4)	Discrete tax items for each period included the following:

  for the quarter ended September 30, 2022, a benefit for other small items ($2);
  for the quarter ended June 30, 2023, an excess benefit for stock compensation ($8) and a net charge for other small items $1;
  for the quarter ended September 30, 2023, a net benefit for other small items ($1);
  for the nine months ended September 30, 2022, a benefit to release a valuation allowance related to an interest carryforward tax attribute in the U.K. ($6) and an excess benefit for stock compensation ($5); and
  for the nine months ended September 30, 2023, a charge for a tax reserve established in France $20, an excess benefit for stock compensation ($8), and a net charge for other small items $1.

Howmet Aerospace Inc. and subsidiaries
Calculation of Financial Measures (unaudited), continued
(in U.S. dollar millions)

Reconciliation of Operational tax rate	Quarter ended September 30, 2023			Nine months ended September 30, 2023
	Effective tax rate, as reported	Special items(1)(2)	Operational tax rate, as adjusted	Effective tax rate, as reported	Special items(1)(2)	Operational tax rate, as adjusted
Income before income taxes	$242	$7	$249	$705	$5	$710
Provision for income taxes	$54	$3	$57	$176	$(14)	$162
Tax rate	22.3%		22.9%	25.0%		22.8%

Operational tax rate is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of the Company excluding the impacts of Special items. There can be no assurances that additional Special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both the Effective tax rate determined under GAAP as well as the Operational tax rate.

(1)

Special items for the quarter ended September 30, 2023 included Restructuring and other charges $4, costs associated with closures, supply chain disruptions, and other items $1, costs related to a collective bargaining agreement negotiation $1, and costs related to fires at two plants $1. Special items for the nine months ended September 30, 2023 included costs associated with closures, supply chain disruptions, and other items $11, costs related to a collective bargaining agreement negotiation $8, Restructuring and other items $8, loss on debt redemption and related costs $1, and net costs related to fires at two plants $1, partially offset by net settlement from legal proceeding ($24).

(2)

Tax Special items includes discrete tax items, the tax impact on Special items based on the applicable statutory rates, the difference between such rates and the Company’s consolidated estimated annual effective tax rate and other tax related items. Discrete tax items for each period included the following:

  for the quarter ended September 30, 2023, a net benefit for other small items ($1); and
  for the nine months ended September 30, 2023, a charge for a tax reserve established in France $20, an excess benefit for stock compensation ($8), and a net charge for other small items $1.

Howmet Aerospace Inc. and subsidiaries
Calculation of Financial Measures (unaudited), continued
(in U.S. dollars millions)

Reconciliation of Adjusted EBITDA and Adjusted EBITDA margin excluding Special items	Quarter ended
	September 30, 2022	June 30, 2023	September 30, 2023
Sales	$1,433	$1,648	$1,658
Operating income	$228	$285	$307
Operating income margin	15.9%	17.3%	18.5%

Net income	$80	$193	$188
Add:
Provision for income taxes	$24	$50	$54
Other expense (income), net	67	(13)	11
Interest expense, net	57	55	54
Restructuring and other charges	4	3	4
Provision for depreciation and amortization	65	67	68
Adjusted EBITDA	$297	$355	$379

Add:
Plant fire costs (reimbursements), net	$25	$(4)	$1
Collective bargaining agreement negotiation	—	7	1
Costs associated with closures, supply chain disruptions, and other items	1	10	1
Adjusted EBITDA excluding Special items	$323	$368	$382

Adjusted EBITDA margin excluding Special items	22.5%	22.3%	23.0%
Incremental margin	Quarter ended
	September 30, 2022	September 30, 2023	Q3 2023 YoY
Third-party sales	$1,433	$1,658
Year-over-Year Material and other inflationary cost pass through		(15)
Third-party sales excluding Material and other inflationary cost pass through (b)	$1,433	$1,643	$210

Adjusted EBITDA excluding Special items (a)	$323	$382	$59

Incremental margin (a)/(b)			28%

Adjusted EBITDA, Adjusted EBITDA excluding Special items, Adjusted EBITDA margin excluding Special items, Third-party sales excluding Material and other inflationary cost pass through, and Incremental margin are non-GAAP financial measures. Management believes that these measures are meaningful to investors because they provide additional information with respect to the Company's operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies. The Company's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold, Selling, general administrative, and other expenses, Research and development expenses, and Provision for depreciation and amortization.

Howmet Aerospace Inc. and subsidiaries
Calculation of Financial Measures (unaudited), continued
(in U.S. dollar millions)

Reconciliation of Adjusted Operating Income Excluding Special Items and Adjusted Operating Income Margin Excluding Special Items	Quarter ended
	September 30, 2022	June 30, 2023	September 30, 2023
Sales	$1,433	$1,648	$1,658
Operating income	$228	$285	$307
Operating income margin	15.9%	17.3%	18.5%

Add:
Restructuring and other charges	$4	$3	$4
Plant fire costs (reimbursements), net	25	(4)	1
Collective bargaining agreement negotiation	—	7	1
Costs associated with closures, supply chain disruptions, and other items	1	10	1
Adjusted operating income excluding Special items	$258	$301	$314

Adjusted operating income margin excluding Special items	18.0%	18.3%	18.9%

Adjusted operating income excluding Special items and Adjusted operating income margin excluding Special items are non-GAAP financial measures. Management believes that these measures are meaningful to investors because management reviews the operating results of the Company excluding the impacts of Special items. There can be no assurances that additional Special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Operating income determined under GAAP as well as Operating income excluding Special items.

Howmet Aerospace Inc. and subsidiaries
Calculation of Financial Measures (unaudited), continued
(in U.S. dollars millions)

Reconciliation of Adjusted EBITDA and Adjusted EBITDA margin excluding Special items and Material and other inflationary cost pass through	Quarter ended
	March 31, 2023	June 30, 2023	September 30, 2023
Net income	$148	$193	$188

Add:
Provision for income taxes	$72	$50	$54
Other expense (income), net	7	(13)	11
Loss on debt redemption	1	—	—
Interest expense, net	57	55	54
Restructuring and other charges	1	3	4
Provision for depreciation and amortization	69	67	68
Adjusted EBITDA	$355	$355	$379

Add:
Plant fire costs (reimbursements), net	$4	$(4)	$1
Collective bargaining agreement negotiation	—	7	1
Costs associated with closures, supply chain disruptions, and other items	1	10	1
Adjusted EBITDA excluding Special items (a)	$360	$368	$382

Third-party sales (b)	$1,603	$1,648	$1,658
Year-over-Year Material and other inflationary cost pass through	(35)	(25)	(15)
Third-party sales excluding Year-over-Year Material and other inflationary cost pass through (c)	$1,568	$1,623	$1,643

Adjusted EBITDA margin excluding Special items (a)/(b)	22.5%	22.3%	23.0%
Adjusted EBITDA margin excluding Special items and Year-over-Year Material and other inflationary cost pass through (a)/(c)	23.0%	22.7%	23.3%

Adjusted EBITDA, Adjusted EBITDA excluding Special items, Third-party sales excluding Year-over-Year Material and other inflationary cost pass through, Adjusted EBITDA margin excluding Special items, and Adjusted EBITDA margin excluding Special items and Year-over-Year Material and other inflationary cost pass through are non-GAAP financial measures. Management believes that these measures are meaningful to investors because they provide additional information with respect to the Company's operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies. The Company's definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold, Selling, general administrative, and other expenses, Research and development expenses, and Provision for depreciation and amortization.

Contacts

Investor Contact
Paul T. Luther
(412) 553-1950
Paul.Luther@howmet.com

Media Contact
Rob Morrison
(412) 553-2666
Rob.Morrison@howmet.com